HUBBELL INCORPORATED PERFORMANCE BASED RESTRICTED STOCK AWARD AGREEMENT HUBBELL INCORPORATED 2005 INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED
Grant Date:
As noted in your Award notification letter, effective on the Grant Date you have been granted the number of shares of Performance Based Restricted Stock of Hubbell Incorporated (the “Company”) set forth in the Award notification letter, in accordance with the provisions of the Hubbell Incorporated 2005 Incentive Award Plan, as amended and restated (the “Plan”) and subject to the restrictions, terms and conditions set forth in this Agreement. By electronically acknowledging and accepting this Award, you agree to be bound by the terms and conditions herein, the Plan, and any and all conditions established by the Company in connection with Awards issued under the Plan. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

Until vested, the Performance Based Restricted Stock shall be subject to forfeiture in the event of the termination of your employment or service with the Company and all of its Subsidiaries for any reason other than Retirement, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without cause or by mutual agreement (“Termination of Service”) or in the event the performance goals are not met on the measurement date.

Until vested, the Performance Based Restricted Stock or any right or interests therein are not transferable except by will or the laws of descent and distribution.
The Performance Based Restricted Stock will vest and no longer be subject to the restrictions and forfeiture under this Agreement on December 31, 2019, provided that you have remained continuously employed by the Company through such date, or have had a Termination of Service by reason of Retirement on or prior to such date, and, provided further, that on such date, the Company’s total shareholder return is greater than or equal to the 20th percentile of the S&P Capital Goods 900 Index, as determined by the Company’s Compensation Committee (the “Performance Targets”). For the avoidance of doubt, in the event the Performance Target is not achieved for such performance period, the portion of the award attributable to such performance period shall be forfeited immediately, without any further action by the Company. Notwithstanding any of the foregoing, (i) any unvested Performance Based Restricted Stock that has not previously been forfeited shall become fully vested upon your Termination of Service by reason of death or Permanent Disability and (ii) upon a Change in Control, Performance Based Restricted Stock will vest in accordance with Section 10.2 of the Plan.
“Permanent Disability” means that you are unable to perform your duties by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or is expected to last for a continuous period of at least 12 months, as reasonably determined by the Board of Directors in its discretion. “Retirement” means your Termination of Service other than by reason of death, Permanent Disability or Cause on or after age 55 and the sum of your age and service with the Company equals or exceeds 70. “Cause” means (i) misconduct which is reasonably deemed to be prejudicial to the interest of the Company, (ii) utilization or disclosure of confidential information of the Company (or of any other entity learned in the course of your job) for reasons unrelated to your employment with the Company, (iii) willful failure to perform the material duties of your job, (iv) fraud in connection with the business affairs of the Company regardless of whether said conduct is designed to defraud the Company or otherwise, (v) violation of material policies of the Company, (vi) violation of any fiduciary duty owed to the Company, or (vii) conviction of, plea of no contest or guilty to a felony or other crime involving moral turpitude. Cause shall be determined by the Committee (or such officer of the Company as the Committee may delegate such authority) in its sole and exclusive discretion.

You will be entitled to all dividends paid with respect to the Restricted Stock. You are entitled to vote all shares of Performance Based Restricted Stock.
The Company shall cause the Performance Based Restricted Stock to either be (i) issued and a stock certificate or certificates representing the Performance Based Restricted Stock to be registered in the name of the Participant, or (ii) held in book entry form promptly upon acknowledgement and acceptance of this Award. If a stock certificate is issued, it shall be delivered to and held in custody by the Company until the applicable restrictions lapse at the times specified above, or such Performance Based Restricted Stock is forfeited. If issued, each such certificate will bear the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE HUBBELL INCORPORATED 2005 INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED, PERFORMANCE BASED RESTRICTED STOCK AWARD AGREEMENT AND AWARD NOTIFICATION LETTER WITH A GRANT DATE OF [ ], ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND HUBBELL INCORPORATED. A COPY OF THE AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF HUBBELL INCORPORATED, 40 WATERVIEW DRIVE, SHELTON, CT 06484.
If a certificate is issued, then following the vesting of any of your Performance Based Restricted Stock, the Company will cause to be issued and delivered to you a new certificate evidencing such Performance Based Restricted Stock, free of the legend provided above. If your Performance Based Restricted Stock is held in book form, the Company will cause any restrictions noted on the book form to be removed.
The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising from this Performance Based Restricted Stock Award. You may satisfy your tax obligation, in whole or in part, by either: (i) electing to have the Company withhold shares of your Performance Based Restricted Stock otherwise to be delivered with a Fair Market Value equal to the minimum amount of the tax withholding obligation, (ii) surrendering to the Company previously owned shares with a Fair Market Value equal to the minimum amount of the tax withholding obligation, (iii) withholding from other cash compensation or (iv) paying the amount of the tax withholding obligation directly to the Company in cash; provided, however, that if the tax obligation arises during a period in which the Participant is either an officer of the Company subject to Section 16(a) of the Exchange Act or prohibited from trading under any policy of the Company or by reason of the Exchange Act, then the tax withholding obligation shall automatically be satisfied in accordance with subsection (i) of this paragraph. By electronically acknowledging and accepting this Award, you hereby authorize Hubbell to withhold shares of Performance Based Restricted Stock with a Fair Market Value on the date of vesting necessary to satisfy your withdrawal obligations.
Nothing in the Plan or this Agreement shall be interpreted to interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant the right to continue in the employ or service of the Company or any Subsidiary.
This Performance Based Restricted Stock Award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan has been introduced voluntarily by the Company and in accordance with its terms it may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of a Performance Based Restricted Stock Award under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of Performance Based Restricted Stock or benefits in lieu of Performance Based Restricted Stock in the future. Future awards of Performance Based Restricted Stock, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares and vesting provisions.